UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549



                                   FORM 8-K

                                CURRENT REPORT

         Pursuant to Section 13 or 15(d) of the Securities Act of 1934



                              SEPTEMBER 30, 2003
                       (Date of earliest event reported)

                         ROYAL HOLIDAY MOBILE ESTATES
                    (Name of Small Business in its Charter)


       NEVADA             Commission File No. 0-17462             88-0409168
(State of incorporation)                                      (I.R.S. Employer
                                                                  Number)

                          14284 Point Reyes St., Fontana, CA 92336
                          (Address of Principal Executive Officers)

        Registrant's telephone  (New) (909)574-6470; Fax number (714) 536-3169

ITEM 1.      CHANGES IN CONTROL OF REGISTRANT

       (a)   Description of the Transaction Resulting in a Change in Control

       On or about September 19, 2003, Registrant entered into a Stock Purchase Agreement, dated September 8, 2003 ( the"Stock Transfer and Exchange Agreement", with the majority shareholders of Spartan Tours Inc., a Canadian Corporation. The Transferors own 600 shares of Class A Common Stock and 45,000 shares of Class D Preferred Stock, which constitutes 100% of the issued and outstanding capital stock of Spartan.

       Pursuant to the Stock Transfer and Exchange Agreement, Registrant issued 2,196,206 shares of its common stock ( 144 legend) to Sarantos Maltezos, 3,000 shares of common stock to Nicholas Polyzos, and 6,000 shares of common stock to Para Orpnance in exchange for their 100% position of Spartan Tours. In addition to the stock issued to the above, 349,204 restricted 144 common shares of stock were issued to Osatron Holdings, Ltd as part of the closing transaction. The transaction closed effective September 30, 2003 upon the issuance of the common stock.

       As a result of the acquisition of Spartan Tours, Inc., Registrant underwent a change in control. Registrant issued 2,554,410 shares of common stock, collectively, to the former owners of Spartan Tours, Inc. and their agents, which brought Registrant's total outstanding and issued shares to 3,775,410 shares of common stock. The beneficial owner of 2,196,206 shares are under the control of Mr. Sarantos Maltezos, who will be assuming the new position of President/CEO effective November 1, 2003, bringing the background and stability necessary to bring revenue to the Company. As a result, the former owners of Spartan Tours, Inc., became the owners of 67.56% of the total issued and outstanding shares of common stock.

       As a result of this transaction the two prior directors, Mr. Hector A. Veron and Mr. R.B.Harris, were each issued 50,000 shares of restricted 144 common stock. The stock of these two directors and the stock issued to the agents, Osatron Holdings, shall not be subject to dilution without consent.


ITEM 2.      ACQUISITION OR DISPOSITION OF ASSETS

On September 30, 2003 the Company finalized its pending acquisition of Spartan Tours, Inc, a Canadian corporation, under a stock purchase agreement. The acquisition brings the Company the full book and revenue generated by Spartan Tours, Inc., along with their future expansion plans. The shares issued to the former owners of Spartan Tours, Inc., were issued in reliance upon exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended ("Act"), on the basis that the transaction did not involve a public offering. The shares of stock issued in the transaction have not been registered for sale under the Act. All the certificates evidencing the shares of stock issued by the Company bear a customary form of investment legend
(144) and may not be sold, pledged, hypothecated or otherwise transferred unless first registered under the Act or pursuant to an available exemption from such registration requirements.

ITEM 5.      OTHER EVENTS AND REGULATION FD DISCLOSURE

1. The directors have unanimously agreed to add Mr. Sarantos Maltezos to the Board of directors. Mr. Sarantos will additionally assume the position of President/ CEO effective November 1, 2003. Upon accepting the position of President/CEO, the current President/CEO, Mr. Hector A. Veron, will step down and take the position of Vice President/ Director and shall continue to assist the company with future development.


ITEM 7.      FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS


       (a)   Financial Statements of Business Acquired

Spartan Tours, Inc., was a privately held company that did not produce audited financial statements. Our independent auditor is currently working on a review and audit of the financial statements of Spartan Tours, Inc. for the periods ending December 31, 2001 and December 31, 2002, and will be filed as an amendment to this report within sixty (60) days from this filing.

       (b)   Pro Forma Financial Information


Registrant will file pro forma condensed financial information required pursuant to this item as an amendment to this report within sixty (60) days of this filing.

       (c)   Exhibits

2.1. Stock Transfer and Exchange Agreement, dated September 8, 2003, by and between Royal Holiday Mobile Estates, and Spartan Tours, Inc.*


 * To be filed by amendment




SIGNATURE PAGE FOLLOWS

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

October 14, 2003                 ROYAL HOLIDAY MOBILE ESTATES
                                              (Registrant)


By:    /s/ Hector A. Veron                    /s/ R.B. Harris
       -------------------                    ---------------
           Hector A. Veron                        R.B. Harris
           President/ CEO/Director                Director


       /s/ Sarantos Maltezos
       ----------------------
           Sarantos Maltezos
           Director